Exhibit 99.1

810 Crescent Centre Drive, Suite 320
Franklin, TN 37067
office 615.263.9500 fax 615.383.8830

FOR IMMEDIATE RELEASE	Contact:	Aimee Punessen
February 5, 2007		Public Relations Manager
(615) 236-7454
FRANKLIN, Tenn. — Civitas BankGroup (NASDAQ:CVBG) today closed the sale of its ownership interest in Insurors Bank of Tennessee in Nashville, announced Richard E. Herrington, president of Civitas. Civitas sold its 50% share for approximately $4.7 million to InsCorp Inc., the other 50% owner of Insurors Bank of Tennessee. Civitas will realize a one-time pre-tax gain of approximately $1.6 million from the sale.
“We are pleased to close this transaction because it is in the best interest of all parties involved,” said Herrington. “Insurors Bank has proven to be a profitable investment for Civitas; the opportunity to partner with this bank has been good for both parties.”
Civitas BankGroup is a bank holding company headquartered in Franklin, Tennessee. Civitas is the parent company of Cumberland Bank, with 12 Middle Tennessee branches. On January 25, 2007, Civitas BankGroup announced that it had entered into an agreement and plan of merger with Greene County Bancshares, Inc. The merger is subject to the approval of Civitas’ and Greene County’s shareholders and the appropriate regulatory authorities and is scheduled to close during the second quarter of 2007.
Additional Information and Where to Find It
In connection with the proposed merger, Greene County Bancshares and Civitas BankGroup will file a joint proxy statement/prospectus with the SEC.
INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREENE COUNTY BANCSHARES, CIVITAS BANKGROUP AND THE PROPOSED TRANSACTION.
Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Greene County Bancshares, 100 North Main Street, Greeneville, TN 37743, Attention: James E. Adams (423) 278-3050, or Civitas BankGroup, 4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, TN 37067, Attention: Lisa L. Musgrove (615) 234-1232.

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This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
Participants in the Solicitation
The directors and executive officers of Greene County Bancshares and Civitas BankGroup may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information about Greene County Bancshares’s directors and executive officers is contained in the proxy statement filed by Greene County Bancshares with the Securities and Exchange Commission on March 27, 2006, which is available on Greene County Bancshares’s web site (www.mybankconnection.com) and at the address provided above. Information about Civitas BankGroup’s directors and executive officers is contained in the proxy statement filed by Civitas BankGroup with the Securities and Exchange Commission on March 29, 2006, which is available on Civitas BankGroup’s website (www.civitasbankgroup.com) and at the address provided above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant material to be filed with the Securities and Exchange Commission when they become available.
THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO OUR ABILITY TO SUCCESSFULLY CONSUMATE THE MERGER WITH GREENE COUNTY BANCSHARES, INC, CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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